UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2015

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
Commission File Number

Office 205 – 290 Lakeshore Road
Pointe-Claire, Quebec, Canada H9S 4L3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 514-907-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 23, 2015 Urban Barns Foods Inc. (the “Company”) entered into a Note Purchase Agreement with an investor (“Investor 1”) providing for the issuance of a Convertible Promissory Note in the principal amount of $115,000 bearing guaranteed interest of 7% and maturing on March 23, 2016 (“Note 1”). Under the terms of Note 1, the amount owing may be converted into shares of the Company’s common stock, at any time, at a price equal to $0.021 or 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of Note 1.

On March 23, 2015 the Company entered into a Note Purchase Agreement with an investor (“Investor 2”) providing for the issuance of a Convertible Promissory Note in the principal amount of $27,500 bearing guaranteed interest of 7% and maturing on March 23, 2016 (“Note 2”). Under the terms of Note 2, the amount owing may be converted into shares of the Company’s common stock, at any time, at a price equal to $0.021 or 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of Note 2.

The Company issued Note 1 and Note 2 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Section 4(2) was based on the fact that the grants to Investor 1 and Investor 2 did not involve a “public offering” and Investor 1 and Investor 2 provided representations to the Company that they acquired Note 1 and Note 2, respectively, for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws.

Neither Note 1 and, Note 2, nor the securities underlying Note 1 and Note 2 have been registered under the Securities Act or under any state securities laws and they may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 27, 2015	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Richard Groome
Richard Groome
President, Chief Executive Officer, Director